   As filed with the Securities and Exchange Commission on September 7, 2000

                                                     Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                           ARENA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    23-2908305
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



         6166 NANCY RIDGE DRIVE
             SAN DIEGO, CA                                92121
(Address of principal executive offices)                (Zip Code)


   ARENA PHARMACEUTICALS INC. AMENDED & RESTATED 1998 EQUITY COMPENSATION PLAN
                            (Full title of the plan)


                                    JACK LIEF
                           ARENA PHARMACEUTICALS, INC.
                             6166 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121
                     (Name and address of agent for service)

                                 (858) 453-7200
          (Telephone number, including area code, of agent for service)

                                  ------------

                        Copies of all communications to:
                             PETER P. WALLACE, ESQ.
                             STEVEN W. SPECTOR, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                         300 S. GRAND AVENUE, 22ND FLOOR
                              LOS ANGELES, CA 90071
                                 (213) 612-2500


                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed Maximum
                                                     Proposed Maximum       Aggregate          Amount of
    Title of Securities to be       Amount to be    Offering Price Per       Offering        Registration
           Registered              Registered (1)        Share (2)          Price (2)           Fee (3)
 Common Stock, par value $0.0001
            per share              562,325 shares        $ 34.656          $19,487,935         $5,144.81

(1) This Registration Statement shall cover shares of Common Stock of Arena Pharmaceuticals which are offered or sold pursuant to the plan named above. Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement shall also cover any additional shares of Common Stock which are offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends or similar transactions

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock of Arena Pharmaceuticals, Inc. on August 30, 2000 as reported in the Nasdaq National Market.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregated offering price multiplied by $264.00/$1,000,000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Arena Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement.

        1. The Company's Prospectus covering the offer and sale of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), filed with the Commission on July 28, 2000 pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed (File No. 333-35944).

        2. The description of the shares of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on July 26, 2000, including all amendments and reports updating such description (File No. 333-35944).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Arena Pharmaceuticals, Inc. Amended and Restated 1998 Equity Compensation Plan and meets the requirements of Section 10(a) of the Securities Act.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

The class of securities offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article IV of the Company's by-laws provide that it shall, to the full extent authorized or permitted by applicable law, indemnify any current or former director or officer. Subject to applicable law, the Company may indemnify an employee or agent to the extent that the board of directors or stockholders may determine in its or their discretion.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation or were or are serving at the request of the corporation as a director, officer, employee or agent of another corporation, if such directors, officers, employees, or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall be adjudicated to be liable to the corporation unless and the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees, or agents are fairly and reasonably entitled to indemnification for such expenses in view of all of the circumstances of the case, despite such adjudication of liability. Expenses incurred (including attorney's fees) by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

        Article IV of the Company's Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which a director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:



             EXHIBIT
               NO.                  DESCRIPTION
               4.1        Arena Pharmaceuticals, Inc. Certificate of
                          Incorporation, as amended (1).

               4.2        Arena Pharmaceuticals, Inc. Amended and Restated
                          Bylaws (1).

               4.3        Arena Pharmaceuticals, Inc. Amended and Restated 1998
                          Equity Compensation Plan (1).

               5.1 Opinion of Morgan, Lewis & Bockius, LLP, counsel to the Company (2).

              23.1        Consent of Ernst & Young LLP (2).

              24.1 Power of Attorney (set forth on signature page to this Registration Statement).

--------------------------------------------------------------------------------

        (1) Incorporated herein by reference to Registration Statement No. 333-35944

        (2)    Filed herewith

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 29, 2000.

                                      ARENA PHARMACEUTICALS, INC.




                                      By:  /s/ Jack Lief
                                           -------------------------------------
                                           Jack Lief
                                           President and Chief Executive Officer


        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Arena Pharmaceuticals, Inc. hereby constitutes and appoints Jack Lief, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under the Securities Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof

        Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated on August 29, 2000:

                   Signature                                          Title
                   ---------                                          -----
/s/ Jack Lief                                     President, Chief Executive Officer and Director
--------------------------------------------
Jack Lief

/s/ Dominic P. Behan                              Vice President, Research and Director
--------------------------------------------
Dominic P. Behan

/s/ Derek T. Chalmers                             Vice President, Research and Director
--------------------------------------------
Derek T. Chalmers

/s/ Robert Hoffman                                Vice President, Finance
--------------------------------------------      (principal accounting officer)
Robert Hoffman

/s/ John P. McAlister, III                        Director
--------------------------------------------
John P. McAlister, III

/s/ Michael Steinmetz                             Director
--------------------------------------------
Michael Steinmetz

/s/ Stefan Ryser                                  Director
--------------------------------------------
Stefan Ryser

                                INDEX TO EXHIBITS


       EXHIBIT NO.                      DESCRIPTION
           4.1         Arena Pharmaceuticals, Inc. Certificate of Incorporation,
                       as amended (1).

           4.2         Arena Pharmaceuticals, Inc. Amended and Restated Bylaws
                       (1).

           4.3         Arena Pharmaceuticals, Inc. Amended and Restated 1998
                       Equity Compensation Plan (1).

           5.1         Opinion of Morgan, Lewis & Bockius, LLP, counsel to the
                       Company (2).

          23.1         Consent of Ernst & Young LLP (2).

          24.1 Power of Attorney (set forth on signature page to this Registration Statement).


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        (1)    Incorporated herein by reference to Registration Statement No.
               333-35944

        (2)    Filed herewith